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                                                                    EXHIBIT 10.4


                           OPTION AND STOCK AGREEMENT


                 THIS IS AN AGREEMENT (this "Agreement"), dated as of May 12, 1995, between First Financial Management Corporation, a Georgia corporation ("FFMC"), and Timothy W. Kuck ("Executive"), an executive of Employee Benefit Plans, Inc., a Delaware corporation ("EBP").

                              W I T N E S S E T H:

                 WHEREAS, EBP and FFMC propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement") pursuant to which EBP would be merged with a wholly-owned subsidiary of FFMC and the holders of EBP's Common Stock, par value $0.01 per share ("EBP Stock"), would receive shares of FFMC's Common Stock, par value $0.10 per share ("FFMC Stock") for shares of EBP Stock (the "Merger");

                 WHEREAS, FFMC, as a condition to its willingness to enter into the Merger Agreement, has required Executive to grant to FFMC, effective upon execution of the Merger Agreement by FFMC and EBP, the purchase rights set forth in this Agreement;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. Purchase of Restricted Stock. Executive hereby agrees to sell, and FFMC hereby agrees to purchase, effective as of the effective time of the Merger, as defined in the Merger Agreement (the "Effective Time"), all of the ten thousand (10,000) shares of EBP Stock held by Executive which are subject to restricted stock agreements (the "Restricted Shares"), at a purchase price of fourteen and 70/100 dollars ($14.70) per share in cash for each Restricted Share purchased. The purchase of the Restricted Shares by FFMC shall be consummated simultaneously with the consummation of the Merger.

                 2. Purchase of Options. Executive hereby agrees to sell, and FFMC agrees to cause EBP, as a wholly-owned subsidiary of FFMC as of the Effective Time, to repurchase, all of the outstanding options to acquire EBP Stock held by Executive (the "Options") for an amount in cash equal to $14.70 per share of EBP Stock subject to each such option less the amount of the option exercise price to acquire each such share. Such purchase shall occur simultaneously with, or as soon as practicable following, the consummation of the Merger.

                 3. Call Option. Executive hereby grants to FFMC the exclusive right and option (the "Call Option"), exercisable in FFMC's sole discretion, to purchase all or any portion of the shares of FFMC Stock, if any, acquired by Executive pursuant to the





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sixteen thousand (16,000) performance share units awarded to Executive under
EBP's Long Term Incentive Performance Plan or upon conversion of shares of EBP Stock acquired pursuant to such units into shares of FFMC stock at the Effective Time (collectively, the "Acquired FFMC Shares"), for a purchase price equal to the last closing price of FFMC Stock on the New York Stock Exchange on the trading day next preceding the date on which notice of exercise of such Call Option is given to Executive. The purchase rights provided in this
Section 3 shall be exercisable by FFMC as of the Effective Time and for 90 days thereafter, or, if earlier, until termination of this Agreement. FFMC's election to purchase the Acquired FFMC Shares shall be exercised by giving notice to Executive not less than five business days prior to the date on which the purchase is to be consummated, which FFMC notice shall specify the shares of FFMC Stock that FFMC elects to purchase, the purchase price for such shares (determined pursuant to this Section 3) and the date selected by FFMC for consummation of the purchase.

                 4. Payment and Delivery of Certificate(s). In connection with the consummation of any purchase pursuant to Sections 1, 2 or 3 (a "Closing"):

                          (a)     FFMC or an affiliate (including EBP) will
make payment to Executive of the aggregate purchase price for the shares being purchased or options repurchased in immediately available funds by wire transfer to a bank designated by Executive prior to such Closing; and

                          (b)     Executive will deliver to FFMC against
payment to Executive as provided in Section 4(a), a certificate or certificates representing the number of shares of FFMC Stock or EBP Stock so purchased by FFMC duly endorsed or with executed blank stock power attached, in either event with signature guaranteed such that registered ownership of such shares may be registered for transfer on the books of FFMC or EBP, or in the event of repurchase of Options by EBP, will deliver all option agreements and option certificates (if any) evidencing Executive's ownership of such Options, for cancellation by EBP.

                 5. Legending of Certificates; Nominee Shares. Executive agrees to submit to FFMC, upon its request, all certificates representing the Acquired FFMC Shares so that FFMC may note thereon a legend referring to the option and purchase rights granted to it by this Agreement. If any of the Acquired FFMC Shares beneficially owned by Executive are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to such Shares, "Nominee Shares"), Executive agrees that, upon written notice by FFMC so requesting, Executive will within five days of the giving of such notice execute and deliver to FFMC a limited power of attorney in such form as shall be reasonably satisfactory to FFMC enabling FFMC to require the Nominee to submit to FFMC the certificates representing such Nominee Shares for notation of the above-referenced legend thereon.





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                 6.       Representations and Warranties of Executive.
Executive represents and warrants to FFMC that:

                          (a)     Executive is the sole beneficial owner of ten
thousand (10,000) Restricted Shares and Options covering forty-eight thousand (48,000) shares of EBP Stock; and Executive has good title to the Restricted Shares and the Options, and will maintain good title to the Acquired FFMC Shares for so long as such shares are subject to the Call Option, in each case free and clear of any agreements, liens, adverse claims or encumbrances whatsoever, except for restrictions imposed under the terms of the documents pursuant to which Executive acquired the Restricted Shares and the Options and federal securities law restrictions applicable to the resale of the Acquired FFMC Shares.

                          (b)     Executive has the full right, power and
authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by Executive and is a valid and binding agreement, enforceable against Executive in accordance with its terms.

                          (c)     The execution, delivery and performance of
this Agreement will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to Executive, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent of any third party under, any agreement, instrument, judgment, order or decree to which Executive is a party or by which Executive may be bound.


                 7. Additional Covenants of Executive. Executive hereby covenants and agrees that upon execution of the Merger Agreement:

                          (a)     Executive will not enter into any
transaction, take any action, or by inaction permit any event to occur that would result in any of the representations or warranties of such Executive herein contained not being true and correct;

                          (b)     Until the termination of this Agreement,
Executive shall not transfer, pledge, hypothecate, transfer by gift, or otherwise dispose of the Restricted Shares, the Options or the Acquired FFMC Shares in any manner whatsoever or agree to do any of the foregoing, except as permitted by this Agreement; and

                          (c)     Executive shall execute and deliver any
additional documents reasonably necessary or desirable, in the opinion of FFMC's counsel, to implement and effect the provisions of this Agreement.





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                 8.       Representations and Warranties of FFMC.  FFMC
represents and warrants to Executive that FFMC has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of FFMC. This Agreement has been duly executed and delivered by FFMC and is a valid and binding agreement, enforceable against FFMC in accordance with its terms.

                 9. Cooperation as to Regulatory Matters. FFMC will, and Executive will use reasonable efforts to, seek all consents, authorizations, clearances, orders or approvals of any executive, judicial or other public authority, agency, department, bureau, division, unit or other public body, person or entity required on the part of Executive in connection with the transactions contemplated hereby. Executive shall cooperate fully and promptly with FFMC's efforts to obtain any and all necessary approvals and to make any filings under federal and state securities laws necessary in connection with the transactions contemplated hereby.

                 10. Termination. This Agreement shall terminate on the earlier of (i) 90 days after the Effective Time or (ii) termination of the Merger Agreement.

                 11. Binding Effect; Assignment. All rights and authority granted herein by Executive shall survive the death or incapacity of such Executive. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns. FFMC may assign its rights and obligations hereunder to an entity controlled by or under common control with FFMC. Executive shall not assign its rights or obligations hereunder without FFMC's written consent except pursuant to Executive's last will and testament or applicable laws of intestate succession.

                 12. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by Federal Express or other recognized overnight delivery service, addressed to the respective party at the applicable address below, on the date of such personal delivery or on the date deposited with such overnight delivery service:

If to FFMC:                       First Financial Management Corporation
                                  3 Corporate Square, Suite 700
                                  Atlanta, Georgia 30329
                                  Attn:  Randolph L. M. Hutto, Senior
                                         Executive Vice President,
                                         General Counsel





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If to Executive:                  Timothy W. Kuck
                                  5604 Code Avenue
                                  Edina, Minnesota  55436


Any party may change the foregoing address from time to time by giving the other party notice thereof.

                 13.      Injunctive Relief; Remedies Cumulative.

                          (a)     Each party hereto acknowledges that the other
party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                          (b)     No remedy conferred upon or reserved to any
party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

                 14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of laws thereof.

                 15. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute a single agreement.

                 16. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.




                         [Signatures on following page]





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                 IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                        EXECUTIVE:



                                        /s/ Timothy W. Kuck
                                        ----------------------------------
                                        Timothy W. Kuck


                                        FIRST FINANCIAL MANAGEMENT CORPORATION



                                        /s/ M. Tarlton Pittard
                                        ----------------------------------
                                        M. Tarlton Pittard
                                        Vice Chairman, Chief Financial
                                        Officer and Treasurer





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                              AMENDMENT NO. 1 TO
                          OPTION AND STOCK AGREEMENT




    THIS AMENDMENT NO. 1 TO OPTION AND STOCK AGREEMENT (this "Amendment"), dated as of August 31, 1995, is by and among First Financial Management Corporation, a Georgia corporation ("FFMC"), and Timothy W. Kuck
("Executive"), an executive of Employee Benefit Plans, Inc., a Delaware corporation ("EBP"), and amends that certain Option and Stock Agreement between the parties entered into effective May 12, 1995 (the "Agreement").


                                  RECITALS:


    WHEREAS, FFMC and Executive desire to amend the Agreement in certain respects as provided herein.


                           STATEMENT OF AMENDMENT:


    NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.  AMENDMENTS.

     a) Call Option. Section 3 of the Agreement is hereby deleted in its entirety.

     b) Legending of Certificates; Nominee Shares. Section 5 of the Agreement is hereby deleted in its entirety.

     c) References to "Acquired FFMC Shares." All references to "Acquired FFMC Shares" in the Agreement are hereby deleted in their entirety.

2. GENERAL. As hereby amended, all terms and provisions of the Agreement shall continue in full force and effect.

3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same amendment.
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     IN WITNESS WHEREOF, the parties have executed this Amendment effective the date first appearing above.

                                          EXECUTIVE:


                                          /s/ Timothy W. Kuck
                                          ---------------------------
                                          Timothy W. Kuck




                                          FIRST FINANCIAL MANAGEMENT
                                          CORPORATION


                                          /s/ M. Tarlton Pittard
                                          ---------------------------
                                          M. Tarlton Pittard
                                          Vice Chairman